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EXHIBIT 5

OPINION AND CONSENT OF MORGAN, LEWIS & BOCKIUS LLP.

April 25, 2003

Silicon Laboratories Inc.
4635 Boston Lane
Austin, Texas 78735

  Re:
  Silicon Laboratories Inc. (the "Company") Registration Statement for
  Offering of an Aggregate of 2,689,706 Shares of Common Stock (the "Shares")

Ladies and Gentlemen:

        We have acted as counsel to Silicon Laboratories Inc., a Delaware corporation (the "Company"), in connection with the registration on Form S-8 (the "Registration Statement") under the Securities Act of 1933, as amended, of (a) 2,445,187 shares of the Company's common stock for issuance under the Company's 2000 Stock Incentive Plan and (b) 244,519 shares of the Company's common stock for issuance under the Company's Employee Stock Purchase Plan (collectively, the "Plans").

        This opinion is being furnished in accordance with the requirements of Item 8 of Form S-8 and Item 601(b)(5)(i) of Regulation S-K.

        We have reviewed the Company's charter documents and the corporate proceedings taken by the Company in connection with the establishment and implementation of the Plans. Based on such review, we are of the opinion that, if, as and when the Shares have been issued and sold (and the consideration therefor received) pursuant to (a) the provisions of stock option agreements duly authorized under the 2000 Stock Incentive Plan and in accordance with the Registration Statement, or (b) duly authorized direct stock issuances under the 2000 Stock Incentive Plan effected in accordance with the Registration Statement, or (c) duly authorized stock purchase rights issued under the Employee Stock Purchase Plan effected in accordance with the Registration Statement, such Shares will be duly authorized, legally issued, fully paid and nonassessable.

        We consent to the filing of this opinion letter as Exhibit 5 to the Registration Statement.

        This opinion letter is rendered as of the date first written above and we disclaim any obligation to advise you of facts, circumstances, events or developments which hereafter may be brought to our attention and which may alter, affect or modify the opinion expressed herein. Our opinion is expressly limited to the matters set forth above and we render no opinion, whether by implication or otherwise, as to any other matters relating to the Company, the Plans or the Shares.

                      Very truly yours,
                      /s/ Morgan, Lewis & Bockius LLP
                      MORGAN, LEWIS & BOCKIUS LLP

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  EXHIBIT 5
OPINION AND CONSENT OF MORGAN, LEWIS & BOCKIUS LLP.